SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                        -------------------------------


                                    FORM 8-K



                                   CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported):  May 16, 2002
                                                        -----------------



                             EAGLE SUPPLY GROUP, INC.
              ------------------------------------------------------
              (Exact Name of Registrant as Specified in its Charter)




        Delaware                    000-25423                13-3889248
----------------------------  ------------------------  ----------------------
(State or Other Jurisdiction  (Commission File Number)    (IRS Employer
        Incorporation)                                  Identification Number)




     122 East 42nd Street, Suite 1116, New York, NY               10168
     ----------------------------------------------            ----------
        (Address of Principal Executive Office)                (Zip Code)



      Registrant's telephone number, including area code:  (212) 986-6190
                                                         ---------------------


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Item 5.  Other Events.

	On May 15, 2002, Eagle Supply Group, Inc. (the "Company") entered into a Securities Purchase Agreement ("Securities Purchase Agreement") with certain accredited investors to sell 1,090,909 shares of the Company's common stock, $0.0001 par value per share (the "Common
Stock"), and warrants to purchase up to 109,091 shares of Common Stock (the "Purchaser Warrants") in a private placement transaction for gross proceeds to the Company, prior to the deduction of fees, expenses, and commissions, of $3 million. The Securities Purchase Agreement provides for the issuance and sale of the Common Stock and Purchaser Warrants in two equal and separate tranches.

	The first tranche closed on May 16, 2002. The second tranche is expected to close no later than 150 days from the date of the Securities Purchase Agreement. The net proceeds from the offering will be used by the Company for working capital and other general corporate purposes, including, without limitation, startup costs and investments related to the opening of new distribution centers and funding all or a portion of an investment in possible acquisition opportunities that may arise. In addition to the payment of cash commissions, the Company also agreed to issue warrants to purchase up to 109,090 shares of Common Stock ("Finder Warrants") to vFinance Investments, Inc. for its services in connection with the private placement.

	The Purchaser Warrants and the Finder Warrants are exercisable for five years following their issuance at an exercise price of $3.50 per share. The exercise price and the number of shares of Common Stock issuable upon the exercise are both subject to certain anti-dilution and other adjustments under certain circumstances.

	In connection with the private placement, the Company entered into a registration rights agreement with the purchasers of the Common Stock and Purchaser Warrants pursuant to which the Company has agreed to register for resale under the Securities Act of 1933 all shares of Common Stock issued in the private placement, as well as shares of Common Stock issuable upon the exercise of the Purchaser Warrants (the "Registration Rights Agreement"). The Company also provided similar registration rights for the shares of Common Stock underlying the Finder Warrants.

	A copy of the form of Purchaser Warrants, the Securities Purchase Agreement, and the Registration Rights Agreement are attached hereto as Exhibits 4.1, 4.3, and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. In addition, a copy of the letter agreement pursuant to which the Company agreed to compensate vFinance Investments, Inc. for its services in connection with the private placement, together with the form of Finder Warrant, also are attached hereto as Exhibits 1.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

        On May 20, 2002, the Company issued a press release relating to the offering, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.



                             Page 2 of 4

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Item 7.  Financial Statements and Exhibits.

(a)      Not Applicable

(b)      Not Applicable

(c)      Exhibits required by Item 601 of Regulation S-K


Exhibit No.             Description
-----------             -----------

   1.1 Letter agreement with vFinance Investments, Inc. regarding compensation for services in connection with the May 2002 private placement transaction.

   4.1 Form of Warrants to purchase common stock issued by Eagle Supply Group, Inc. to investors in the May 2002 private placement transaction.

   4.2 Form of Warrants to purchase common stock issued by Eagle Supply Group, Inc. to vFinance Investments, Inc. as compensation for services in the May 2002 private placement transaction.

   4.3 Securities Purchase Agreement, dated as of May 15, 2002, by and between Eagle Supply Group, Inc. and each of the investors in the May 2002 private placement transaction.

   4.4 Registration Rights Agreement, dated as of May 15, 2002, by and between Eagle Supply Group, Inc. and each of the investors in the May 2002 private placement transaction.

   99.1 Press Release issued May 20, 2002, relating to the May 2002 private placement transaction of common stock and warrants by the Company.




        [Rest of Page Intentionally Blank.  Signature on following Page.]




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                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 EAGLE SUPPLY GROUP, INC.


Date:  May 21, 2002              By:   /s/ Douglas P. Fields
                                    ----------------------------------
                                    Douglas P. Fields
                                    Chief Executive Officer






                             Page 4 of 4

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                             EXHIBIT INDEX
                             -------------


Exhibit No.             Description
-----------             -----------

   1.1 Letter agreement with vFinance Investments, Inc. regarding compensation for services in connection with the May 2002 private placement transaction.

   4.1 Form of Warrants to purchase common stock issued by Eagle Supply Group, Inc. to investors in the May 2002 private placement transaction.

   4.2 Form of Warrants to purchase common stock issued by Eagle Supply Group, Inc. to vFinance Investments, Inc. as compensation for services in the May 2002 private placement transaction.

   4.3 Securities Purchase Agreement, dated as of May 15, 2002, by and between Eagle Supply Group, Inc. and each of the investors in the May 2002 private placement transaction.

   4.4 Registration Rights Agreement, dated as of May 15, 2002, by and between Eagle Supply Group, Inc. and each of the investors in the May 2002 private placement transaction.

   99.1 Press Release issued May 20, 2002, relating to the May 2002 private placement transaction of common stock and warrants by the Company.


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